Lorenzo DeLuca

February 7, 2019

Board of Directors
Judo Capital Corp.

Gentlemen:

I hereby resign my positions as CEO/President and Director of the Judo Capital Corp. (the "Company") effective today, February 7, 2019.

This resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Sincerely,

Lorenzo DeLuca